Exhibit 10.28-01
P.O. Box 982
El Paso, Texas
79960-0982
(915) 543-5711

Emmanuel Villalobos
Senior Forward Marketer, Long-Term Trading
El Paso Electric Company

November 12, 2018

Mr. Johnny Key
Freeport-McMoRan Copper & Gold Energy Services
333 North Central Avenue Suite 21.021
Phoenix, AZ 85004

Re: Power Purchase and Sale Agreement between Freeport-McMoRan Copper & Gold Energy Services, LLC And El Paso Electric Company

Dear Mr. Key,

Pursuant to Section 3.4 of the Power Purchase and Sale Agreement (“Agreement”) between Freeport-McMoRan Copper & Gold Energy Services, LLC (“FMES”) (formerly, Phelps Dodge Energy Services, LLC) and El Paso Electric Company (“EPE”), as memorialized by letter agreement dated March 23, 2015 among FMES, EPE and Samchully Power & Utilities 1, LLC, FMES and EPE (collectively the “Parties”) hereby agree to maintain the quantity for energy to be purchased and sold under Sections 3.1 and 3.2 of the Agreement at 125 MW per hour through 11:59 p.m. Mountain Standard Time on December 31, 2021. This is in accordance with our recent phone conversations, and subsequent acceptance of FMES’ offer for an additional 25 MW for the period of three (3) years. The parties further agree that the quantity of firm energy that may be dispatched by EPE pursuant to Section 3.6 of the Agreement is 125 MW per hour, less the quantity of energy sold and delivered by FMES pursuant to Section 3.1. The amount of energy to be purchased and sold under the Agreement was set to revert to the original base contract amount of 100 MW per hour, on 11:59 p.m. Mountain Standard Time on December 31, 2018, based on an October 24, 2016 agreement between the Parties.

Please indicate FMES’ acknowledgement of the foregoing agreement by signing this letter in the place indicated below and returning the original or a copy thereof to my attention at your earliest convenience.

Sincerely,

/S/ Emmanuel Villalobos

Emmanuel Villalobos

[AUTHORIZING SIGNATURES]

El Paso Electric Company

/S/ David Hawkins

VP System Operations Resource Planning & Management

Freeport-McMoRan Copper & Gold Energy Services, LLC

/S/ Mark Hanson

President, Freeport-McMoRan Copper & Gold Energy Services, LLC

Cc:     D.H. Kim
Samchully Power & Utilities 1, LLC